Exhibit 99.1

February 7, 2007 - Caritor, Inc. to Acquire Keane, Inc. for $14.30 Per Share in Cash

Combined Company Will Bring Together Keane, Inc.’s IT Delivery and Client Service Capabilities and Caritor’s Leading US-based Global IT Services Business

Expected To Retain Keane, Inc. Name and Employee Base

SAN RAMON, CA and BOSTON, MA, February 7, 2007— Caritor, Inc., a global provider of IT services, and Keane, Inc (NYSE: KEA), a leading business process and IT services firm, today announced that they have entered into a definitive agreement for Caritor to acquire Keane for an all-cash purchase price of approximately $854 million.

Under the terms of the merger agreement, holders of Keane’s common stock will receive $14.30 per share in cash.  The purchase price represents a 19 percent premium over Keane’s closing share price on February 6, 2007.

The transaction will be financed through a combination of equity to be contributed to Caritor by Citigroup Venture Capital International and debt financing that has been committed by Citigroup Global Markets Inc., UBS Securities LLC, and Bank of America Securities LLC.  There is no financing condition to the obligation of Caritor to consummate the transaction.

The Boards of Directors of both Keane and Caritor have each approved the transaction.  Members of the Keane family and affiliated entities (representing approximately 20 percent of the current shares outstanding) have committed to vote their Keane shares owned by them in favor of the merger.

The resulting private company, with anticipated annual revenues over $1 billion and more than 14,000 professionals, is expected to be well positioned to deliver comprehensive IT and business process services to its clients, bringing together the strength of Keane’s IT delivery and client service capabilities with the flexibility of Caritor’s leading US-based global IT services business.  Following completion of the transaction, it is expected that the combined company will operate under the Keane name and maintain Keane’s employee base in Boston, Massachusetts.  US operations for the combined company will be based in Boston.  Caritor Chairman and CEO Mani Subramanian will become Chairman and CEO of the combined entity.

“Caritor was founded on the belief that there was a strong need for a properly proportioned, US-based multi-national resource to meet the ever-growing software development and business process outsourcing needs of our global clients,” said Mani Subramanian, founder, chairman and CEO of Caritor.  “Today, it is clear that clients require strong, locally-based consulting and client service combined with the flexibility and cost-effectiveness of a broad range of global IT services.  The combination of Caritor and Keane will offer clients these comprehensive services.  Both Caritor and Keane have a strong reputation for delivering value to their clients, many of whom have been clients of long-standing.  I look forward to working with a combined team of professionals to build upon the tradition of integrity and client service common to both Caritor and Keane.”

“After careful consideration of the full range of strategic alternatives, the Keane Board of Directors concluded that this transaction is in the best interest of Keane’s shareholders.  As a private company, combined with Caritor, Keane will be better positioned to continue to invest in growth, provide new employee opportunities, and service its clients, “ said John Keane Sr., founder and chairman of Keane, Inc.

“This is a significant transaction for the industry and reflects our confidence in the new entity, its potential and its employees,” said Dipak Rastogi, Head of Citigroup Venture Capital International (CVCI), an investor in Caritor.  “The combination of Caritor and Keane will provide clients with substantially expanded services and distinct global capabilities.  We are pleased to have the opportunity to help our portfolio companies realize their aspirations.”

The transaction is expected to be completed in the Second Quarter of calendar year 2007, subject to receipt of Keane stockholder approval and customary regulatory approvals, as well as satisfaction of other customary closing conditions.  Upon closing, the transaction is expected to be financed through a combination of equity to be contributed to Caritor by an affiliate of CVCI and debt financing provided by Citigroup, UBS and Bank of America.

Important Additional Information Will Be Filed With The SEC

Keane plans to file with the SEC and mail to its stockholders a Proxy Statement in connection with the transaction.  The Proxy Statement will contain important information about Keane, the merger and related matters.  Investors and security holders are urged to read the Proxy Statement carefully when it is available.

Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by Keane through the Web site maintained by the SEC at www.sec.gov.  In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from Keane by contacting Larry Vale at 617-517-1290.

Keane and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from Keane’s stockholders with respect to the transactions contemplated by the merger agreement.  Information regarding Keane’s directors and executive officers is contained in Keane’s Annual Report on Form 10-K for the year ended December 31, 2005 and its proxy statement dated April 6, 2006 for its Annual Meeting of Stockholders, which are filed with the SEC, as well as Keane’s Current Reports on Form 8-K filed with the SEC on January 1, 2006, March 29, 2006, June 23, 2006, October 23, 2006 and January 25, 2007.  As of January 31, 2007, Keane’s directors and executive officers beneficially owned (as calculated in accordance with SEC Rule 13d-3) approximately 11.6 million shares, or 19 percent, of Keane’s common stock.  You can obtain free copies of these documents from Keane using the contact information set forth above.  Additional information regarding interests of such participants will be included in the Proxy Statement that will be filed with the SEC and available free of charge as indicated above.

Advisors

Citigroup and UBS acted as financial advisors to CVCI and Caritor in connection with the transaction.  Morgan Stanley & Co. Incorporated acted as financial advisor to the Board of Directors of Keane and provided a fairness opinion to it in connection with the transaction.

Cleary Gottlieb Steen & Hamilton LLP acted as legal advisor to CVCI and Caritor, and Paul Hastings acted as legal advisor to Caritor in connection with the transaction.  Wilmer Cutler Pickering Hale and Dorr LLP acted as legal advisor to Keane in connection with the transaction.

About Caritor, Inc.

Founded in 1993, Caritor is a global organization headquartered in San Ramon, California.  The company delivers global IT services based on the principle of providing clients with the proper mix of local country leadership and cost-effective, offshore resources.  It has a successful track record of delivering Product Engineering, Application Development and Management, Enterprise Business Applications, Testing and Network & Infrastructure solutions to multinational corporations in the industry segments of Manufacturing, Healthcare, BFSI, Retail & Distribution, Public Sector, Media & Communication, and Transportation.  For more information, visit www.caritor.com.

About Keane, Inc.

In business since 1965, Keane, Inc. (NYSE: KEA) is a leading business process and IT services firm.  Keane delivers Application and Business Process Services to help clients transform their business and IT operations to achieve demonstrable, measurable, and sustainable business benefit.  As a trusted advisor and partner for its clients, Keane, Inc. solves real business issues through the development and implementation of cost-effective, change-oriented, industry-specific solutions.

Specifically, Keane, Inc. delivers highly synergistic application and business process services, including Application Development and Integration Services, Architecture Services, Application Outsourcing, Program Management, and Testing, as well as Business Transformation Services including Business Process Outsourcing.  Keane, Inc. believes that business and IT improvements are best realized by streamlining and optimizing business and IT processes, implementing rigorous management disciplines, and fostering a culture of accountability through meaningful performance metrics.  Based in Boston, Mass., Keane, Inc. delivers its services throughout the United States, Australia, Canada, India, and the United Kingdom.  For more information, visit www.keane.com.

About CVCI

Founded in 2001, Citigroup Venture Capital International (CVCI) is a leading private equity investor in growth markets globally with offices in New York, Miami, London, Hong Kong, India and Chile.  Key industry focus areas include IT Services and Business Process Outsourcing, Retailing, Pharmaceuticals, Telecom, Alternate Energy and Financial Services.

Safe Harbor for Forward-Looking Statements:

Statements in this press release regarding the proposed transaction between Keane and Caritor, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and any other statements about Keane or Caritor managements’ future expectations, beliefs, goals, plans or prospects constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements preceded by words such as “believes,” “expects,” “anticipates,” “intends,” “will,” “may,” “should,” or similar expressions) should also be considered to be forward looking statements. These forward-looking statements are subject to risks and uncertainties that may cause actual future experience and results to differ materially from those discussed in these forward-looking statements. Important factors that might cause such a difference include, but are not limited to, the ability of Keane to obtain stockholder approval of the merger; the possibility that the merger will not close or that the closing will be delayed; the challenges and costs of integrating the operations and personnel of Keane; and other events and factors disclosed previously and from time to time in Caritor’s and Keane’s filings with the Securities and Exchange Commission, including Keane’s Annual Report on Form 10-K for the year ended December 31, 2005. Caritor and Keane disclaim any obligation to update any forward-looking statements after the date of this document.